
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the twelve months ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       1,063,094<F1>
<SECURITIES>                                   628,909<F2>
<RECEIVABLES>                                   13,005
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 1,629
<PP&E>                                      15,173,853<F3>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              16,880,489
<CURRENT-LIABILITIES>                           13,526
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    16,866,963<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,880,489
<SALES>                                              0
<TOTAL-REVENUES>                               132,375
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             6,092,765<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (5,960,390)<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes cash and cash equivalents of $569,987 and investments in commercial paper of $493,107.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the
Balance Sheet.
<F3>Includes investment in Joint Venture.
<F4>Equity of General Partners ($122,972), Limited Partners $16,942,989 and
unrealized holding gain on MBS of $46,946.
<F5>Includes operating expenses of $2,086,274 and Partnership's share of Joint
Venture net loss of $4,006,491.
<F6>Net Loss allocated ($59,604) to General Partners and ($5,900,786) to the
Limited Partners.  Net Loss per unit is ($2.86).

